Exhibit 4(c)
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                         THE BEAR STEARNS COMPANIES INC.


                                STOCK AWARD PLAN
                   Amended and Restated as of October 29, 1999


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                       THE BEAR STEARNS COMPANIES INC.
                               STOCK AWARD PLAN
                (Amended and Restated as of October 29, 1999)

            1. Purpose. The purpose of The Bear Stearns Companies Inc. Stock Award Plan (the "Plan") is to secure for The Bear Stearns Companies Inc. and its successors and assigns (the "Company") and its stockholders the benefits of the additional incentive, inherent in the ownership of the Company's common stock, par value $1.00 per share (the "Common Stock"), by selected key employees of the Company and its subsidiaries who are important to the success and growth of the business of the Company and its subsidiaries and to help the Company and its subsidiaries secure and retain the services of such persons. Compensation awarded under the Plan is intended to qualify for tax deductibility pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute or statutes (the "Code"), to the extent deemed appropriate by the Committee (as defined in Paragraph 2.1).

            Pursuant to the Plan, such employees will be offered the opportunity to acquire Common Stock through the grant of options and stock appreciation rights in tandem with such options. Options granted under the Plan will be either "incentive stock options," intended to qualify as such under the provisions of Section 422 of the Code, or "nonqualified stock options." For purposes of the Plan, the terms "parent" and "subsidiary" shall mean "parent corporation" and "subsidiary corporation," respectively, as such terms are defined in Sections 424(e) and (f) of the Code.

            2.    Committee.

                  2.1 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Any vacancy on the Committee, whether due to action of the Board of Directors or due to any other cause, may be filled, and shall be filled if required to maintain a Committee of at least two disinterested persons, by resolution adopted by the Board of Directors. For purposes of the Plan, a person shall be deemed to be a "disinterested person" if, at the time of reference, such person is not, and has not been at any time during the preceding one-year period, eligible to participate in the Plan or any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. Notwithstanding any of the foregoing, the Board of Directors may designate one or more persons, who at the time of such designation are not disinterested persons, to serve on the Committee effective upon the date such person or persons qualify as disinterested persons.

                  2.2 Procedures. The Committee shall select one of its members as Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the administration of the Plan. A majority of the whole Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at a meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee.

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                  2.3 Interpretation. The Committee shall have full power and authority to interpret the provisions of the Plan and any agreement evidencing options granted under the Plan, and to determine any and all questions arising under the Plan, and its decisions shall be final and binding on all participants in the Plan.

            3.    Shares Subject to Grants.

                  3.1 Number of Shares. Subject to the provisions of Paragraph 17 (relating to adjustments upon changes in capitalization), the number of shares of Common Stock subject at any one time to options granted under the Plan, plus the number of shares of Common Stock theretofore issued or delivered pursuant to the exercise of options granted under the Plan, shall not exceed 16,000,000 shares. If and to the extent that options granted under the Plan terminate, expire or are cancelled without having been exercised, new options may be granted under the Plan with respect to the shares of Common Stock covered by such terminated, expired or cancelled options; provided, that the granting and terms of such new options shall in all respects comply with the provisions of the Plan.

                  3.2 Character of Shares. Shares of Common Stock delivered under the Plan may be authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both.

                  3.3 Reservation of Shares. There shall be reserved at all times for sale or award under the Plan a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both) equal to the maximum number of shares set forth in Paragraph 3.1.

            4. Employees Eligible. Options may be granted under the Plan to any key employee of the Company or any of its subsidiaries, or to any prospective key employee of the Company or any of its subsidiaries, conditioned upon, and effective not earlier than, such person's becoming an employee. Directors and executive officers shall be eligible to receive grants under the Plan only if they are also key employees of the Company or any of its subsidiaries. Notwithstanding the foregoing:

                  (a) No member of the Committee, while serving as such, shall be eligible to receive any grants under the Plan and no person designated by the Board of Directors pursuant to Paragraph 2.1 to serve on the Committee effective at the time he or she qualifies as a disinterested person shall be eligible to receive any grants under the Plan during the period from the date such designation is made to the date such designation becomes effective.

                  (b) No incentive stock options may be granted under the Plan to any person who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), at the time the incentive stock option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the employee's employer corporation or of its parent, if any, or any of its subsidiaries, unless the option price is at least 110% of the fair market value of the shares subject to the option, determined on the date of the grant, and the option by its terms is not exercisable after the expiration of five years from the date such option is granted.



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                  (c) In each calendar year during any part of which the Plan is in effect, no Participant (as defined below) may be granted options relating in the aggregate to more than 1,000,000 shares of Common Stock, subject to adjustment as provided in Paragraph 17.

            An individual receiving any option under the Plan is hereinafter referred to as a "Participant." Any reference herein to the employment of a Participant by the Company shall include (i) his or her employment by the Company or any of its subsidiaries, and (ii) with respect to a Participant who was not an employee of the Company or any of its subsidiaries at the time of grant of his or her option, his or her period of service in the capacity for which the option was granted. For all purposes of this Plan, the time at which an option is granted, in the case of the grant of an option to a key employee shall be deemed to be the effective date of such grant.

            5.    Grant of Options.

            The Committee shall determine, within the limitations of the Plan, the persons to whom options are to be granted, the number of shares that may be purchased under each option, the option price, and shall designate options at the time of grant as either "incentive stock options" or "nonqualified stock options"; provided, that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options become exercisable for the first time by any Participant (as defined in Paragraph 4) in any calendar year (under all stock option plans of the employee's employer corporation and its parent, if any, and its subsidiaries) shall not exceed $100,000 (the provisions of Section 422(d) of the Code are intended to govern). In determining the persons to whom options shall be granted and the number of shares to be covered by each option, the Committee shall take into consideration the person's present and potential contribution to the success of the Company and its subsidiaries and such other factors as the Committee may deem proper and relevant. Each option granted under the Plan shall be evidenced by a written agreement between the Company and the Participant containing such terms and conditions and in such form, not inconsistent with the provisions of the Plan or, with respect to incentive stock options, Section 422 of the Code, as the Committee shall provide.

            6. Option Price. Subject to Paragraph 17, the option price of each share of Common Stock purchasable under any incentive stock option or non-qualified stock option granted under the Plan shall not be less than the fair market value of such share of Common Stock at the time the option is granted. The option price of an option issued in a transaction described in
Section 424(a) of the Code shall be an amount which conforms to the requirements of that Section and the regulations thereunder.

            For purposes of this Plan, the "fair market value" of the Common Stock on any date means (i) if the Common Stock is listed on a national securities exchange or quotation system, the closing sales price on such exchange or quotation system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the bid and offered prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date or (iii) if the Common Stock is neither listed on a national securities exchange or


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quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

            7. Stock Appreciation Right. The Committee, in its sole discretion, may in connection with the grant of any option also grant to the Participant a stock appreciation right. Such stock appreciation right shall be granted by the Committee simultaneously with the grant of the related stock option. A stock appreciation right shall be exercised in the manner provided in Paragraph 9, and shall result in the cancellation of options on shares with respect to which the Participant exercises a stock appreciation right, and, upon such exercise, the Company shall pay to the Participant an amount equal to the excess of the fair market value of such shares with respect to which options are cancelled on the date of exercise over the option price of such shares. A stock appreciation right shall be exercisable to the same extent and under the same conditions as the underlying option, except that a stock appreciation right granted in connection with an incentive stock option may be exercised only when the fair market value of the shares subject to the option exceeds the option price of such shares. Payments on the exercise of stock appreciation rights shall be made by the Company in cash to the Participant as soon as practicable following exercise.

            8. Exercisability and Duration of Options.

                  8.1 Determination of Committee; Acceleration. Each option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the agreement evidencing the option. Subsequent to the grant of an option which is not immediately exercisable in full, the Committee, at any time before complete termination of such option, may accelerate the time or times at which such option may be exercised in whole or in part.

                  8.2 Automatic Termination. The unexercised portion of any option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                        (a) The expiration of ten years from the date on which such option was granted;

                        (b) The expiration of three months from the date of termination of the Participant's employment by the Company unless a longer period is provided by the Committee (other than a termination described in subparagraph (c) or (d) below); provided, that if the Participant shall die during such three-month period, the time of termination of the unexercised portion of any such option shall be determined under the provisions of subparagraph (c) below;

                        (c) The expiration of six months following the issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Participant, if the Participant's death occurs either during his employment by the Company or during the three-month period following the date of termination of such employment (other than a termination described in subparagraph (d) below), but in no event later than one year after the Participant's death;

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                        (d)   The termination of the Participant's  employment
by the Company if such termination constitutes or is attributable to a breach by the Participant of an employment or consulting agreement with the Company or any of its subsidiaries, or if the Participant is discharged or his or her services are terminated for cause; or

                        (e) The expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide upon the granting thereof.

            The Committee or the Board of Directors shall have the right to determine what constitutes cause for discharge or termination of services, whether the Participant has been discharged or his or her services terminated for cause and the date of such discharge or termination of services, and such determination of the Committee or the Board of Directors shall be final and conclusive.

            9. Exercise of Options, Stock Appreciation Rights. Options and stock appreciation rights granted under the Plan shall be exercised by the Participant (or by his or her executors or administrators, as provided in Paragraph 10) as to all or part of the shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of shares to be purchased or the number of shares with respect to which stock appreciation rights are being exercised, accompanied, in the case of an option, by payment of the full purchase price for the shares being purchased. Payment of such purchase price shall be made (a) by check payable to the Company, (b) with the consent of the Committee, by delivery of shares of Common Stock already owned by the Participant for at least six months (which may include shares received as the result of a prior exercise of an option) having a fair market value (determined as of the date such option is exercised) equal to all or part of the aggregate purchase price, (c) with the consent of the Committee and at the election of the Participant, by withholding from those shares that would otherwise be obtained upon exercise of the option a number of shares having a fair market value equal to the option exercise price, (d) in accordance with a "cashless exercise" program established by the Committee in its sole discretion under which if so instructed by the Participant, shares may be issued directly to the Participant's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, (e) by any combination of (a), (b), (c) or (d) above, or
(f) by other means that the Committee deems appropriate. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. The date of exercise shall be the date of the Company's receipt of such notice. The Company shall effect the transfer of the shares so purchased to the Participant (or such other person exercising the option pursuant to Paragraph 10 hereof) as soon as practicable. No Participant or other person exercising an option shall have any of the rights of a stockholder of the Company with respect to shares subject to an option granted under the Plan until due exercise and full payment has been made as provided above. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment. In no event may any option granted hereunder be exercised for a fraction of a share.

            10. Non-Transferability of Options. Except as provided herein, no option granted under the Plan or any right evidenced thereby shall be transferable by the Participant


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other than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of a Participant, only by such Participant. Notwithstanding the preceding sentence: (a) in the event of a Participant's death during his or her employment by the Company, its parent, if any, or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his or her options shall thereafter be exercisable, during the period specified in Paragraph 8.2(c), by his or her executors or administrators; and (b) the Participant, with the approval of the Committee, may transfer his or her options (other than incentive stock options) for no consideration to or for the benefit of the Participant's spouse, parents, children (including stepchildren or adoptive children), grandchildren, or siblings, or to a trust for the benefit of any of such persons.

            11. Reload Options. At the time an option (the "original option") is granted, the Committee may also authorize the grant of a "reload option," which shall be subject to the following terms:

                        (a) The number of shares of Common Stock subject to the reload option shall be the number of shares, if any, used by the Participant to pay the purchase price upon exercise of the original option, plus the number of shares, if any, delivered by the Participant to satisfy the tax withholding requirement relating to such exercise.

                        (b) The reload option shall be a nonqualified stock option.

                        (c)   The  grant  of  the  reload   option   shall  be
effective upon the date of exercise of the original option, and the term of the reload option shall be the period, if any, remaining from that date to the date upon which the original option would have expired.

                        (d) The grant of the reload option shall not be effective if, on the date of exercise of the original option, the Participant is not employed by the Company.

                        (e) Except as specified in (a) through (d) above, the terms of the reload option shall be as prescribed in the preceding Paragraphs of this Plan.

            12. Withholding Tax. (a) Whenever under the Plan shares of stock are to be delivered upon exercise of a nonqualified stock option, the Company shall be entitled to require as a condition of delivery that the Participant remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. At the option of the Company, such amount may be remitted by check payable to the Company, in shares of Common Stock (which may include shares received as the result of a prior exercise of an option), by the Company's withholding of shares of Common Stock issuable upon the exercise of any option or stock appreciation right pursuant to the Plan, or any combination thereof. Whenever an amount shall become payable to a Participant in connection with the exercise of a stock appreciation right, the Company shall be entitled to withhold therefrom an amount sufficient to satisfy all federal, state and local withholding tax requirements relating to such amount.

            13. Restrictions on Delivery and Sale of Shares. Each option granted under the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such option upon


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any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to exercise of the option may be withheld unless and until such listing, registration or qualification shall have been effected. The Committee may require, as a condition of exercise of any option that the Participant represent, in writing, that the shares received are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such requirement under the Securities Act of 1933. The Committee may require that the sale or other disposition of any shares acquired upon exercise of an option hereunder shall be subject to a right of first refusal in favor of the Company, which right shall permit the Company to repurchase such shares from the Participant or his or her representative prior to their sale or other disposition at their then current fair market value in accordance with such terms and conditions as shall be specified in the agreement evidencing the grant of the option. The Company may endorse on certificates representing shares issued upon the exercise of an option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

            14.   Change in Control.

                        (a) In the event of a Change in Control of the Company, as defined below, the Committee may, in its sole discretion, provide that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of
Participants:

                        (i)   accelerate    the    exercisability    of    any
outstanding options awarded pursuant to this Plan;

                        (ii) offer to purchase any outstanding options made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

                        (iii) make adjustments or modifications to outstanding options as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such Change in Control.

            Any such action approved by the Committee shall be conclusive and binding on the Company, its subsidiaries and all Participants.

                        (b) In no event, however, may (i) any option be exercised prior to the expiration of six (6) months from the date of grant (unless otherwise provided in the agreement evidencing the option), or (ii) any option be exercised after ten (10) years from the date it was granted.

                        (c) To the extent not otherwise defined in this Plan, the following terms used in this Paragraph 14 shall have the following meanings:

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            "Affiliate" means (a) Bear Stearns (b) any other subsidiary of the
Company and (c) any other corporation or other entity which is controlled, directly or indirectly, by, or under common control with, the Company and which the Committee designates as an "Affiliate" for purposes of the Plan.

            "Associate" of a Person means (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and
(c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

            "Bear Stearns" means Bear, Stearns & Co. Inc., a Delaware corporation, and its successors and assigns.

            "Beneficial Owner" has the meaning ascribed thereto in Rule 13d-3 under the Exchange Act, except that, in any case, a Person shall be deemed the Beneficial Owner of any securities owned, directly or indirectly, by the Affiliates and Associates of such Person.

            "Change in Control" means (a) a majority of the Board of Directors ceases to consist of Continuing Directors; (b) any Person becomes the Beneficial Owner of 25% or more of the outstanding voting power of the Company unless such acquisition is approved by a majority of the Continuing Directors; (c) the stockholders of the Company approve an agreement to merge or consolidate into any other entity, unless such merger or consolidation is approved by a majority of the Continuing Directors; or (d) the stockholders of the Company approve an agreement to dispose of all or substantially all of the assets of the Company, unless such disposition is approved by a majority of the Continuing Directors.

            "Continuing Director" means any member of the Board of Directors who is a member on the effective date of the Plan as set forth in Paragraph 19 or who is elected to the Board of Directors after such date upon the recommendation or with the approval of a majority of the Continuing Directors at the time of such recommendation or approval.

            "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or a political subdivision thereof.

            15. Right to Terminate Employment. Nothing in the Plan or in any option granted under the Plan shall confer upon any Participant the right to continue as an employee of the Company or affect the right of the Company or any of its subsidiaries, to terminate the Participant's employment at any time, subject, however, to the provisions of any agreement of employment between the Participant and the Company, its parent, if any, or any of its subsidiaries.

            16. Transfer, Leave of Absence. For purposes of this Plan, neither
(i) a transfer of an employee from the Company to a subsidiary or other affiliate of the Company, or


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vice versa, or from one subsidiary or affiliate of the Company to another, nor
(ii) a duly authorized leave of absence, shall be deemed a termination of employment.

            17. Adjustment Upon Changes in Capitalization, etc. In the event of any stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any option theretofore granted under the Plan is outstanding but unexercised, the Committee shall make such adjustments in the character and number of shares subject to such options and in the option price, as shall be equitable and appropriate in order to make the option, as nearly as may be practicable, equivalent to such option immediately prior to such change; provided, however, that no such adjustment shall give any Participant any additional benefits under his or her option; and provided further, that, with respect to any outstanding incentive stock option, if any such adjustment is made by reason of a transaction described in Section 424(a) of the Code, it shall be made so as to conform to the requirements of that Section and the regulations thereunder.

            If any transaction (other than a change specified in the preceding paragraph) described in Section 424(a) of the Code affects the Company's Common Stock subject to any unexercised option theretofore granted under the Plan (hereinafter for purposes of this Paragraph 17 referred to as the "old option"), the Board of Directors or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that Section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

            If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

            18. Expiration and Termination of the Plan.

                  18.1 General. Options may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan as set forth in Paragraph 19 (the "Expiration Date"), on which date the Plan will expire except as to options then outstanding under the Plan. Such outstanding options shall remain in effect until they have been exercised, terminated or have expired. The Plan may be terminated, modified or amended by the Board of Directors at any time on or prior to the Expiration Date, except with respect to any options then outstanding under the Plan; provided, however, that the approval of the Company's stockholders will be required for any amendment which (i) changes the class of employees eligible for grants, as specified in Paragraph 4, (ii) increases the maximum number of shares subject to grants, as specified in Paragraph 3 (unless made pursuant to the provisions of Paragraph 17) or (iii) materially increases the benefits accruing to participants under the Plan, within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  18.2 Modifications. No modification, extension, renewal or other change in any option granted under the Plan shall be made after grant, unless the same is consistent with the provisions of the Plan and does not disqualify an incentive stock option under the provisions of Section 422 of the Code. In addition, the option price of an option may not be


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changed after grant, other than in the case of an adjustment described in
Paragraph 14 or pursuant to Paragraph 17.

            19. Effective Date of Plan. The Plan shall become effective on September 28, 1999, the date of its adoption by the Board of Directors, subject, however, to the approval of the Plan by the Company's stockholders within 12 months of such adoption.